Exhibit 2

Execution Version

Confidential Information Redacted ***

23 Mar     2016

Private and Confidential

Zall Cross-border E-commerce Investment Company Limited (卓尔跨境电商投资有限公司)
Suite 1606 Two Exchange Square
8 Connaught Place
Central
Hong Kong
Attention:                          Mr. Gavin Zhu/ Mr. Steve Ma

Dear Customer:

MARGIN LOAN CONFIRMATION (THIS "CONFIRMATION")

CCB International Securities Limited hereby informs you that the Lender is willing to provide you with the following margin loan (the "Margin Loan"). Before you accept the Margin Loan, please refer to the Account Opening Form, the Account Application Form, the Margin Securities Trading Account Terms and Conditions (collectively, the "Margin Loan Account Client Agreement") and the contents and terms of this Confirmation:

1.	Name of Borrower	:	Zall Cross-border E-commerce Investment Company Limited (卓尔跨境电商投资有限公司) (the "Borrower")
2.	Address of Borrower	:	Suite 1606 Two Exchange Square, 8 Connaught Place, Central, Hong Kong
3.	Margin Account Number	:	[***] (the "Margin Account")
4.	Name of Lender	:	CCB International Securities Limited 建银国际证券有限公司 (the "Lender")
5.	Effective Date	:	This Confirmation shall take effect from and including 23 Mar 2016.
6.	Business Day	:	The term "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong.
7.	Term of Margin Loan	:
A term of not more than twelve (12) months (the "Term"), commencing from (and including) the first drawdown date of the Margin Loan and maturing on the last day of the twelve (12) month period thereof (provided that if such date does not fall on a Business Day, then the next Business Day), or such other date as mutually agreed and/or extended by the Lender in writing.

8.	Principal Amount of	:	The principal amount of the Margin Loan shall be up to HK$450,000,000 (or its US$ equivalent at such exchange rates as

***	Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed separately with the SEC.

	Margin Loan		determined by the Lender).
9.	Purpose of Margin Loan and Margin Account	:
Subject to the terms of the Margin Loan Account Client Agreement and this Confirmation, the Margin Loan and the Margin Account may only be used by the Borrower to partially fund the subscription of the Subscription Shares to be issued by Lightinthebox.

For the purpose of this Confirmation:

[***]

[***]

"HK Listco(s)" means companies whose shares are listed or will be listed (i.e. initial public offerings) on the Hong Kong Stock Exchange;

"HK Listco Shares" means shares in HK Listco(s) which are owned by the Borrower and deposited in the Margin Account, or may otherwise be charged in favour of the Lender;

"HK Listco Shares [***]" means HK Listco Shares, excluding [***];

"Lightinthebox" means Lightinthebox Holding Co., Ltd., a company incorporated under the laws of the Cayman Islands with limited liability, whose American Depositary Shares are listed on the New York Stock Exchange under the symbol LITB;

"Lightinthebox Shares" means the ordinary shares in the issued share capital of Lightinthebox of par value US$0.000067 share;

"Subscription Shares" has the meaning ascribed to it in the Zall Development Announcement, being 42,500,000 Liginthebox Shares to be issued by Lightinthebox as further described in the Zall Development Announcement;

"Zall Development" means Zall Development Group Ltd., whose shares are listed on the Hong Kong Stock Exchange with stock code 2098; and

"Zall Development Announcement" means the announcement made by Zall Development on the Hong Kong Stock Exchange on 17 March 2016 titled "Major Transaction in relation to Acquisition of Interest in, and Warrant issued by, Lightinthebox Holding Co., Ltd.".

10.	Trading Limit of the Margin Account	:	The aggregate outstanding amount from the Borrower under the Margin Loan shall not at any time exceed the principal amount of the Margin Loan.
11.	Condition Precedent	:	Prior to the first drawdown date of the Margin Loan:

(i)	the Borrower shall deliver the Drawdown Notice as specified in paragraph 12 below;

(ii)	the Borrower shall deposit no less than [***] [***] in the Margin Account;

(iii)	the Borrower shall pay to the Lender the arrangement fee as specified in paragraph 13 below;

(iv)	the Borrower shall deliver the agreed form of [***] over [***] deposited in the Margin Account, duly executed by the Borrower

***	Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed separately with the SEC.

[***] in favor of the Lender [***];

(v)	Zall Development shall deliver the agreed form of the [***] duly executed by Zall Development [***];

(vi)	the net asset value (being total assets – total liabilities) as set forth in the consolidated statement of financial position of Zall Development shall be at least RMB[***];

(vii)	the debt to asset ratio (being total liabilities ÷ total assets) as set forth in the consolidated statement of financial position of Zall Development shall not be more than [***]; and

(viii)	the Lender shall have received a copy of the BVI law legal opinion issued by Travers Thorp Alberga, the BVI legal adviser to the Lender, in relation to the Borrower.

12.	Drawdown	:
The Borrower can only make one drawdown under the Margin Loan, and shall provide to the Lender prior written drawdown notice (the "Drawdown Notice") of at least one (1) Business Days prior to the drawdown date, specifying:

(i)	the proposed drawdown date, which must be a Business Day no later than 29 March 2016, otherwise the availability of the Margin Loan shall lapse; and
(ii)
the principal amount of the Margin Loan proposed to be drawn on the drawdown date in HK$ (or its US$ equivalent at such exchange rates as determined by the Lender), which shall not exceed the principal amount of the Margin Loan.

Any principal amount of the Margin Loan which remains undrawn at 5 p.m. (Hong Kong time) on 29 March 2016 shall be automatically cancelled in full and no further drawdown of any Margin Loan will be permitted thereafter. The Drawdown Notice once given is irrevocable and must be given to the Lender no later than the time specified above.

The drawdown shall only be made to the following bank account (the "Designated Bank Account"), details of which are set forth as follows:

Beneficiary Bank: [***]

Bank Address: [***]

SWIFT Code: [***]

Account Name: [***]

Account Number: [***]

Once the principal amount specified under the Drawdown Notice is transferred or otherwise deposited to the Designated Bank Account, the Lender shall be deemed to have fully performed its obligations to advance the Margin Loan.

***	Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed separately with the SEC.

13.	Arrangement Fee	:	The Borrower shall pay to the Lender an arrangement fee in the amount of HK[***] prior to the first drawdown of the Margin Loan.
14.	Interest of the Margin Loan	:
Subject to the "Default Interest" provision in paragraph 19 below, interest of the Margin Loan shall accrue during the Term (from and including the first drawdown date up to and including the date of full principal repayment) at a simple interest rate of eight percent (8%) per annum on the relevant outstanding principal amount of the Margin Loan. Such interest shall accrue on a day-to-day basis and shall be payable in arrears by the Borrower on each Interest Payment Date in accordance with the following Schedule.

Instalment No.	Interest Payment Date * (each an "Interest Period")
1	the last Business Day of June 2016
2	the last Business Day of September 2016
3	the last Business Day of December 2016
4	the last Business Day of March 2017

* (i) If an Interest Period shall extend beyond the Term, it shall be shortened and end on the last day of the Term; (ii) If the principal amount is fully repaid before the end of the Term, the Interest Period shall be shortened and end on such full repayment date.

Interest shall be calculated on the basis of the actual number of days elapsed in a year of 365 days, including the first day of the period during which it accrues and including the last day of the period.

15.	Early Repayment	:	The Borrower shall be entitled to repay part or all of the principal amount and interest at any time during the Term, subject to the application of the "Interest of the Margin Loan" in paragraph 14.
16.	Applicable Margin Percentage	:
The applicable margin percentage (the "Margin Percentage") for the Margin Loan:

-    For [***]: fifty percent (50%) (the [***]); and

-    for HK Listco Shares [***]: as notified in writing by the Lender to the Borrower from time to time (the "HK Listco(s) [***] Margin Ratio").

17.	Undertakings	:	So long as any portion of the Margin Loan is outstanding:

(a)	the net asset value (being total assets – total liabilities) as set forth in the consolidated statement of financial position of Zall Development shall not at any time be less than RMB [***];

(b)	the debt to asset ratio (being total liabilities ÷ total assets) as set forth in the consolidated statement of financial position of Zall Development shall not at any time be more than [***];

(c)
The Borrower shall maintain a Loan to Portfolio Margin Value Ratio (as defined below) of less than [***]. If the Loan to Portfolio Margin Value Ratio rises to [***] or above, the Borrower shall deposit or cause to deposit forthwith additional HK Listco Shares  (the "Additional Deposit Shares") or cash or other assets acceptable to the Lender into the Margin

***	Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed separately with the SEC.

Account in order to ensure that the Loan to Portfolio Margin Value Ratio shall at all times be less than [***]. For the avoidance of doubt, if trading of the HK Listco Shares which have been deposited into the Margin Account and are subject to the [***] are suspended by the Hong Kong Stock Exchange for any reason for more than ten (10) consecutive Trading Days (or such number of consecutive trading days as agreed and extended by the Lender at its sole discretion), the value of such shares shall for the purpose of calculating the Portfolio Margin Value (as defined below) shall be deemed to be zero, and the Borrower shall deposit or cause to deposit forthwith additional cash or any other securities and/or assets (including any HK Listco Shares, but other than the aforesaid suspended shares) acceptable to the Lender into the Margin Account in order to ensure that the Loan to Portfolio Margin Value Ratio shall at all times be less than [***].

"Loan to Portfolio Margin Value Ratio" means the following ratio calculated in accordance with the formula at any relevant time:

(outstanding principal amount of the Margin Loan – aggregate cash in the Margin Account)
Portfolio Margin Value;

"Portfolio Margin Value" means, at any relevant time, the aggregate value of the following:

			(i)	the aggregate number of [***] deposited and maintained in the Margin Account prior to the first drawdown date x the closing price of the preceding trading day of the [***] x [***] Margin Percentage;

			(ii)	the aggregate number of [***] that the Borrower deposited and maintained in the Margin Account as Additional Deposit Shares (if any) x the closing price of the preceding trading day of the [***] x [***] Margin Percentage;

			(iii)	the aggregate number of HK Listco Shares [***] that the Borrower deposited and maintained in the Margin Account as Additional Deposit Shares (if any) x the closing price of the preceding trading day of such HK Listco Shares [***] x the relevant HK Listco(s) [***] Margin Ratio; and

			(iv)	(if applicable) other assets acceptable to the Lender which are deposited into the Margin Account (for this purpose, the value of such assets shall be determined by the Lender at its sole discretion);

18.	Registration of the [***]	:		The Borrower shall:

			(a)	Not apply for registration as a non-Hong Kong company (as defined in the Companies Ordinance (Cap. 622 of the Laws of Hong Kong)) (the "Companies Ordinance") pursuant to Part 16 of the Companies Ordinance without having obtained the prior written consent of the Lender;

			(b)	in the event that the Borrower has obtained the prior written

***	Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed separately with the SEC.

consent to apply for registration as a non-Hong Kong Company as stipulated in sub-paragraph (a) above, the Borrower shall, in accordance with the requirements of the Companies Ordinance and in any event not more than 5 Business Days after registration as a non-Hong Kong company, [***] of the Margin Account [***] and [***] within 2 Business Days upon [***];

(c)
promptly after [***], as required by the BVI Business Companies Act 2004 of the British Virgin Islands (the "BVI Act"), as amended, [***] in accordance with the BVI Act and within five (5) Business Days [***];

(d)	[***] as required by the BVI Act of the [***] in the [***] and, [***];
(e)	effect [***], or [***], in the approved form with the [***] and (if applicable) [***]; and
(f)	immediately on receipt, [***] the [***] have been complied with and [***].

19.	Transaction Documents	:	The term "Transaction Documents" shall, collectively mean:

(a)	Margin Loan Account Client Agreement;
(b)	this Confirmation;
(c)	the [***];
(d)	the [***].

20.	Default Interest	:	(a)	If any Obligor (as defined below) fails to pay any amount payable by it or if there is any other breach or default by any of the Obligors under the Transaction Documents (each an "Event of Default") outstanding, the Borrower must immediately on demand by the Lender pay interest on each outstanding Margin Loan from the date of occurrence of such Event of Default up to the date on which all amounts owing by the Obligors to the Lender under the Transaction Documents have been paid or repaid (as the case may be) in full to the satisfaction of the Lender, both before, on and after judgment.

			(b)	Interest on an overdue amount pursuant to paragraph (a) above is payable at the rate of eighteen percent (18%) per annum (deducting any interest paid in accordance with

***	Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed separately with the SEC.

paragraph 14 up to the date of actual payment).
(c) Interest (if unpaid) on an overdue amount pursuant to paragraph (a) above will be compounded with that overdue amount at the end of each day but will remain immediately due and payable.
For the purpose of this paragraph, the term "Obligors" means the Borrower and Zall Development and an "Obligor" means each of them.

21.	Acceleration	:	Notwithstanding the provisions of paragraph 20 above, on and at any time after the occurrence of an Event of Default, the Lender may by written notice to the Borrower:

(a)	cancel the Margin Loan whereupon it shall immediately be cancelled;
(b)
declare that all or part of the Margin Loan, together with accrued interest, and all other amounts accrued or outstanding under the Transaction Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Margin Loan be payable on demand, whereupon it shall immediately become payable on written demand by the Lender.

22.	Invalidity	:
If at any time any provision of this Confirmation is or becomes illegal, invalid or unenforceable in respect under the laws of any jurisdiction (the "Jurisdiction"), that shall not affect or impair the legality, validity or enforceability under the laws of any other jurisdiction of that or any other provision of this Confirmation; or the legality, validity or enforceability of other provision in the Jurisdiction.

23.	Counterparts	:
This Confirmation may be executed by the parties in any number of counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

24.	Other Terms	:
The Borrower agrees that all the terms of the Margin Loan Account Client Agreement shall remain in full force and effect. In the event of inconsistency or conflict between any provisions in the Margin Loan Account Client Agreement and this Confirmation, the terms of this Confirmation shall prevail.

25.	Governing Law and Jurisdiction	:
This Confirmation and all rights, obligations and liabilities shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region ("Hong Kong").

The Borrower hereby submits to the non-exclusive jurisdiction of the courts of Hong Kong in relation to all matters arising from or in connection with this Confirmation.

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LENDER

For and on behalf of

CCB International Securities Limited

建银国际证券有限公司

/s/ Ren Qian

Name: Ren Qian

Title: Director

We hereby confirm our acceptance of all the terms and conditions of this Confirmation.

BORROWER

For and on behalf of

Zall Cross-border E-commerce Investment Company Limited (卓尔跨境电商投资有限公司)

/s/ Yan Zhi

Name: Yan Zhi

Title: ____________________________________

Witness:

/s/ Gao Meng

Name: Gao Meng

Address: Zhuo Er Building, No. 1 Julong Road
Panlongcheng Jingi Kaita District Wuhan City